EXHIBIT 23.1

CONSENT OF CLARK, SCHAEFER, HACKETT & CO.

Consent of Independent Registered Public Accounting Firm

Board of Directors
Cheviot Financial Corp.
Cincinnati, Ohio

We consent to incorporation by reference in Registration Statement No. 333-113919 and 333-125620 on Form S-8 of Cheviot Financial Corp. of our Report of Independent Registered Public Accounting Firm, dated March 16, 2011, on the consolidated statements of financial condition of Cheviot Financial Corp. as of December 31, 2010 and 2009, and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2010, 2009 and 2008, which reports appear in the 2010 annual report on Form 10-K of Cheviot Financial Corp.

/s/ Clark, Schaefer, Hackett & Co.
Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio March 16, 2011

105 east fourth street, ste. 1500
cincinnati, oh 45202

www.cshco.com
p. 513.241,3111
f. 513.241.1212
cincinnati | columbus | dayton | middletown | springfield